As filed with the Securities and Exchange Commission on November 28, 2005

Registration No. 333-79759

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0511037
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1301 Travis, Suite 2000

Houston, Texas 77002

(713) 654-8960

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Long

Executive Vice President and Chief Financial Officer

Edge Petroleum Corporation

1301 Travis, Suite 2000

Houston, Texas 77002

(713) 654-8960

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy  to:

Gene J. Oshman

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas  77002

(713) 229-1178

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

REMOVAL OF SECURITIES FROM REGISTRATION

Edge Petroleum Corporation, a Delaware corporation (“Edge”), filed a Registration Statement on Form S-3 on June 2, 1999 (Registration No. 333-79759) (the “Registration Statement”), to register for issuance 1,820,000 shares of its Common Stock, par value $0.01 per share, and 420,000 Common Stock Warrants (together, the “Securities”).  The Registration Statement, as originally filed, was declared effective by the Securities and Exchange Commission on June 10, 1999.  Edge is filing this Post-Effective Amendment No. 1 to deregister the Securities that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 1.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 28, 2005.

EDGE PETROLEUM CORPORATION

By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on November 28, 2005.

SIGNATURE	TITLE

*	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
John W. Elias

Executive Vice President, Chief Financial Officer and
/s/ MICHAEL G. LONG	Treasurer (Principal Financial and Principal Accounting
Michael G. Long	Officer)

Director
Thurman Andress

*	Director
Vincent S. Andrews

Director
Michael Creel

Director
Jonathan Clarkson

*	Director
Stanley S. Raphael

*	Director
John Sfondrini

*	Director
Robert W. Shower

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Director
David F. Work

*By:	/s/ MICHAEL G. LONG
Michael G. Long
(Attorney-in-Fact)

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